                                                                    EXHIBIT 10.9


           AMERICAN BANCSHARES, INC. AND AMERICAN BANK OF BRADENTON

                     INCENTIVE STOCK OPTION PLAN OF 1996

        1.      Purpose of Plan

        The purpose of this Stock Option Plan ("Plan") is to aid American Bancshares, Inc. (the "Corporation") and American Bank of Bradenton (the "Bank") in securing and retaining top management key employees of outstanding ability by making it possible to offer them an increased incentive, in the form of a proprietary interest in the Corporation, to join or continue in the service of the Corporation and/or the Bank and to increase their efforts for its welfare and success.

        2.      Definitions

        As used in this Plan, the following words shall have the following meanings:

                (a) "Board" shall mean the Board of Directors of the Corporation;

                (b) "Code" shall mean the Internal Revenue Code of 1986, as amended;

                (c) "Common Shares" shall mean the $1.175 par value common shares of American Bancshares, Inc.;

                (d) "Bank" shall mean American Bank of Bradenton, a Florida banking corporation, which is a wholly-owned subsidiary of American Bancshares, Inc.;

                (e) "Corporation" shall mean American Bancshares, Inc., a Florida corporation with its principal office located in Bradenton, Florida;

                (f) "Disability" shall mean the Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months;

                (g) "Incentive Stock Option" shall have the meaning of a stock option to purchase Common Shares, which is intended to qualify as an incentive stock option defined in Code Section 422;

                (h) "Key Employee" shall have the meaning of any person in the regular full-time common law employment of the Corporation or any Subsidiary, as an executive or non-executive officer thereof, who in the opinion of the Board, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Corporation;

                (i)     "Option" shall mean an Incentive Stock Option;

                (j) "Parent" shall have the meaning of the any corporation in an unbroken chain of corporations if each of the corporations own stock possessing fifty (50%) percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

                (k) "Participant" shall have the meaning of a person to whom an Option is granted that has not expired and ceased to be exercisable under the Plan; and

                (l) "Subsidiary" shall have the meaning of any corporation other than the Corporation in an unbroken chain of corporations beginning with the Corporation of each of the corporations other than the last corporation in the unbroken chain owns fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        3.      Administration of Plan

        The Plan shall be administered by the Board. In the event that a director of the Board is eligible to be selected for the grant of an Option during such membership as a director, such director shall recuse himself and not participate in the discussion or vote on the award of the Option to him. The Board shall have the power and authority to administer, construe, and interpret the Plan, to make rules for carrying it out and to make changes in such rules.

        4.      Granting of Options and $100,000 Limitation

        The Board may from time to time grant Options under the Plan to such Key Employees and subject to the limitations of paragraph (a) of Section 7, for such number of shares as the board may determine after receiving recommendations from the compensation committee or the executive officers of the Corporation and/or Bank that employs the Participant. Subject to the provisions of the Plan, the Board may impose such terms and conditions as it deems advisable on the grant of an Option. Any of the foregoing to the contrary notwithstanding, the following limitations shall apply to the grant of any Incentive Stock Option:

                (a) The aggregate fair market value, determined at the time the Incentive Stock Option is granted, of the stock received from the exercise of options granted hereunder by a Participant for the first time during any calendar year shall not exceed $100,000.

                (b) Any Option granted to a Participant, who immediately before such grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Corporation or any Subsidiary shall not be an Incentive Stock Option, unless (i) at the time such Option is granted the Option price per share is not less than one hundred ten percent (110%) of the optioned stock's then fair market value; and
(ii) the Option shall not be exercisable after the expiration of five (5) years from the date of the grant of the Option.

        5.      Terms of Options

        The terms of each Option granted under the Plan shall be as determined from time to time by the Board and shall be set forth in an Incentive Stock Option Agreement in a form attached hereto as Exhibit "A" and approved by the Board; provided, however, the terms of such agreement shall not exceed the following limitations:

                (a) Subject to paragraph (b) of Section 4 with regard to ten percent (10%) owners, the Option price per share shall not be less than one hundred percent (100%) of the fair market value of the optioned stock at the time the Option is granted.

                (b) Subject to paragraph (e) of this Section, the Option shall be exercisable in whole or in part from time to time during the period beginning to date of grant of the Option, and ending no later than the expiration of ten (10) years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to paragraph (d) of this Section 5.

                (c) Payment in full of the Option price for shares purchased pursuant to an Option shall be made upon exercise of the Option (in whole or in part) and shall be made in cash.

                (d) If a Participant's employment with the Corporation or the Bank terminates, the following rules shall apply:

                        (i) If a Participant's employment with the Corporation or the Bank terminates other than by reason of the Participant's death, disability or retirement after reaching age 65, the Participant's Option shall thereupon expire and cease to be exercisable upon the expiration of the earlier of ten (10) years from the date of grant of the Option, or three (3) months from the date of such termination.

                        (ii) If the Participant's employment with the Corporation or the Bank terminates by reason of his death, the Participant's Option shall terminate and cease to be exercisable upon the expiration of the earlier of ten (10) years from the date of grant of the Option, or one (1) year from the date of death. Such Option may be exercised by the duly appointed personal representative of the deceased Participant's estate.

                        (iii) If a Participant's employment with the Corporation or the Bank terminates by reason of Disability, the Participant's Option shall terminate and cease to be exercisable upon the expiration of the earlier of ten (10) years from the date of grant of the Option, or one (1) year from the date of such termination in the case of Disability.

                        (iv) If a Participant's employment with the Corporation or the Bank terminates by reason of retirement after reaching age 65 (other than for Disability), the Participant's Option shall expire and cease to be exercisable upon the expiration of the earlier of ten (10) years from the date of grant of the Option, or three (3) months from the date of such termination.

                        (v) Notwithstanding anything contained herein to the contrary, if a Participant's employment with the Corporation or the Bank is terminated for cause (fraud, embezzlement, failure to perform job responsibilities, etc.) as determined by the Board, in the Board's sole discretion, or if a Participant competes with the Corporation or the Bank, any Option granted to that Participant shall be immediately revoked and terminated and the Participant shall have no further rights under this Plan. For purposes of this Plan, competition with the Corporation or the Bank shall include director or indirect ownership of or employment with a financial services business within a 100 mile radius of any office operated by the Corporation or any of its subsidiaries.

                (e) Notwithstanding any other provision herein, the options granted hereunder shall vest and be exercisable on a cumulative basis for one-third of the shares covered thereby on each of the first three anniversaries of the grant thereof.

                In the event that the Corporation has a change of control in which fifty-one percent (51%) or more of the stock of the Corporation is acquired or the Corporation is merged or consolidated with another corporation in an acquisition transaction or the Corporation sells substantially all of the assets of the Corporation, or the Bank is merged or consolidated with another Bank not owned at least 50% by the Corporation or its Subsidiary or the Bank has a change of control in which 51% or more of the stock of the Bank is acquired or the Bank sells substantially all of its assets, then immediately prior to any such transaction, the vesting schedule set forth above shall not be applicable and the holder of any options granted hereunder shall be 100% vested in such options, subject to the other terms and conditions herein.

        6.      Exercise of Options

        The holder of an Option who decides to exercise the Option in whole or in part shall give notice to the Secretary of the Corporation of such exercise in writing on a form approved by the Board. Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise and payment in full of the Option price is actually received and in the hands of the Secretary of the Corporation.

        7.      Limitations and Conditions

                (a) The total number of Common Shares that may be optioned as Incentive Stock Options under the Plan is One Hundred and Fifty Thousand (150,000) shares of American Bancshares, Inc.'s $1.175 par value common shares. Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares. The foregoing number of shares may be increased or decreased by the events set forth in Section 9.

                (b) There shall be no limitations on the amount of Common Shares that may be optioned as Incentive Stock Options under the Plan as set forth in Section 7(a) above, on an annual basis. The amount of shares to be optioned, within the total limitation set forth in Section 7(a) above, shall be determined solely at the discretion of the Board as set forth herein. If there is a proposed acquisition, merger, change of control or other takeover of the Corporation or the Bank that employs the Participant as defined in Section 5(e) of this Plan, the Board, at its sole discretion, may issue any options authorized under the Plan but unissued prior to such time.

                (c) Any shares that have been optioned that cease to be subject to an Option (other than by reason of exercise of the Option) shall again be available for option and shall not be considered as having been theretofore optioned.

                (d) No Option shall be granted under the Plan after May 28, 2006 (10 years after the effective date) and the Plan shall terminate on such date, but Options theretofore granted may extend beyond that date in accordance with the Plan. At the time an Option is granted or amended or the terms or conditions of an Option are changed, the Board may provide for limitations or conditions on the exercisability of the Option.

                (e) An Option shall not be transferable by the Participant otherwise than by Will or by the laws of descent and distribution. During the lifetime of the Participant, an Option shall only be exercisable by the Participant.

                (f) No person shall have any rights of a stockholder as to shares under option until, after proper exercise of the Option, such shares shall have been recorded on the Corporation's official stockholder records as having been issued or transferred.

                (g) The Corporation shall not be obligated to deliver any shares until there has been compliance with such laws or regulations as the Corporation may deem applicable. The Corporation shall use its best efforts to effect such compliance. In addition to the foregoing and not by way of limitation, the Corporation may require that the person exercising the Option represent and warrant at the time of such exercise that any shares acquired by exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Corporation, such a representation is required under the Securities Act of 1933, as amended, or any other applicable law, regulation or rule of any governmental agency.

        8.      Transfers and Leaves of Absence

        For the purpose of the Plan:    (a) a transfer of a Participant's
employment without an intervening period from the Corporation to a Subsidiary or vice versa, or from one Subsidiary to another or from Parent to Subsidiary or vice versa, shall not be deemed a termination of employment, and (b) a Key Employee who is granted in writing a leave of absence of no more than ninety
(90) days, or if more than ninety (90) days, which guarantees his employment with the Corporation or the Bank at the end of such leave, shall be deemed to have remained in the employ of the Corporation or the Bank during such leave of absence.

        9.      Stock Adjustments

        In the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares or recapitalization or change in capitalization, the total number of shares set forth in paragraph (a) of
Section 7 shall be proportionately and appropriately adjusted. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon the exercise of the Option. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

        10.     Amendment and Termination

                (a) The Board shall have the power to amend the Plan, including the power to change the amount of the aggregate fair market value of the shares for which any Key Employee may be granted Incentive Stock Options under Section 4 to the extent provided in Code Section 422. It shall not, however, except as otherwise provided in the Plan, increase the maximum number of shares authorized for the Plan, nor change the class of eligible employees to other than Key Employees, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Options under the Plan may be granted, nor provide for an Option that is exercisable during a period of more than ten (10) years from the date it is granted. It shall have no power (without the consent of the person or persons at the time entitled to exercise the Option) to change the terms and conditions of any Option after the Option is granted in a manner that would adversely affect the rights of such persons except to the extent, if any, provided in the Option.

                (b) The Board may suspend or terminate the Plan at any time. No such suspension or termination shall affect any Option then in effect.

        11.     No Employment Right

        The grant of an Option hereunder shall not constitute an agreement or understanding, expressed or implied, on the part of the Corporation, any Parent or any Subsidiary, to employ the Participant for any specified period and shall not confer upon any employee the right to continue in the employment of the Corporation, any Parent or any Subsidiary, nor affect any right which the Corporation, a Parent or Subsidiary may have to terminate the employment of such employee.

        12.     Effective Date

        The Plan is adopted on and shall be effective as of May 28, 1996.


                                        /s/ Brian M. Watterson
                                        ---------------------------------------
                                        Secretary of American Bancshares, Inc.



                                        /s/ Brian M. Watterson
                                        ---------------------------------------
                                        Secretary of American Bank of Bradenton

                                  Exhibit A

           AMERICAN BANCSHARES, INC. AND AMERICAN BANK OF BRADENTON
                    INCENTIVE STOCK OPTION AGREEMENT UNDER
                     INCENTIVE STOCK OPTION PLAN OF 1996


        THIS AGREEMENT, made this _____ day of __________, 19__, by and between AMERICAN BANCSHARES, INC. ("Corporation") with its principal office located at 4702 Cortez Road West, Bradenton, Florida, and AMERICAN BANK OF BRADENTON ("Bank").

                                 WITNESSETH:

        WHEREAS, the Corporation on May 28, 1996, adopted, by action of its Shareholders, the "AMERICAN BANCSHARES, INC. AND AMERICAN BANK OF BRADENTON INCENTIVE STOCK OPTION PLAN OF 1996" ("Plan"), effective May 28, 1996; and

        WHEREAS, under such Plan, certain shares of the Corporation are made available for purchase by Key Employees of the Corporation or the Bank which is a subsidiary of the Corporation through the grant of options; and

        WHEREAS, the Participant is an employee of the Bank and is a Key Employee under the Plan, and therefore, eligible for the grant of stock options thereunder, and

        WHEREAS, the Board of Directors of the Bank under the Plan has determined that the Participant shall be granted certain options under the Plan as an incentive to his continued superior performance as an employee of the Bank.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

        1. Grant of Option. The Bank and the Corporation hereby grant to the Participant an option ("Option") to purchase _______________ (________) shares of the $1.175 par value common shares of the Corporation, upon the terms and conditions set forth below and in the Plan document. The date of such grant is the date of this Agreement. The number of Options specified above in this paragraph shall be adjusted as provided in Section 9 of the Plan.

        2. Option Price. The Option shall be exercisable at the price of _________ ($_______) per share, which price has been determined by the Board to be at least one hundred percent (100%) (or one hundred ten percent (110%) for a 10% shareholder) of the fair market value of such shares as of the date of this Agreement.

        3. Terms of Purchase. The purchase of any shares pursuant to the Participant's exercise of the Option shall be for cash, payable in full upon such exercise.

        4. Period of Options. The Option shall be exercisable over the period described below.

                (a) Earliest Date of Exercise. The Option granted hereby shall become first exercisable as the Option is vested as provided in Section 5 hereof, provided, however, in no event shall any shares be available for purchase hereunder prior to the date on which the Plan is approved by the stockholders of the Corporation; provided, further, however, in no event shall the number of shares available for purchase hereunder increase beyond that available on the date of the Participant's termination of employment with the Corporation (as defined under the Plan), irrespective of the date on which the Option shall expire under paragraph (b) of this Section 4.

                (b) Latest Date of Exercise. In no event shall any shares be available for purchase hereunder and the Option shall expire upon the earlier of (i) ten (10) years from the date of grant of the Option or five (5) years from the date of grant of the Option in case the Participant is already a ten percent (10%) shareholder of the Corporation, and (ii)(A) in the event of the Participant's termination of employment with the Corporation or Bank for any reason other than death or Disability (as defined under the Plan), upon the expiration of three (3) months from the date of such termination; (B) in the event of the Participant's termination of employment as aforesaid by reason of his disability, upon the expiration of one (1) year from the date of such termination; or (C) in the event of the Participant's termination of employment as aforesaid by reason of his death, upon the expiration of one (1) year from his date of death. Notwithstanding anything to the contrary herein, if the employment of Participant is terminated for cause of if the Participant competes with the Corporation or the Bank as provided in the Plan, this Option is immediately revoked and terminated.

                (c) Prior Outstanding Options. This Option is exercisable despite the existence of any other incentive option (defined under Code Section
422) which was granted to the Participant, before the granting of this Option, and which earlier incentive stock option is for the purchase of shares in the Corporation or in a corporation which at the date of grant hereunder is a Parent (as defined under the Plan) or a Subsidiary (as defined under the Plan) or a predecessor of any such corporations.

        5. Vesting. The Options granted hereunder may be exercised by the Participant on a cumulative basis for one-third (1/3) of the shares covered thereby on each of the first three anniversaries of the grant thereof.

                In the event that the Corporation has a change of control in which fifty-one (51%) percent or more of the stock of the Corporation is acquired or the Corporation is merged or consolidated with another corporation in an acquisition transaction of the Corporation sells substantially all of the assets of the Corporation, or the Bank which employs the Participant is merged or consolidated with another Bank not owned at least fifty percent (50%) by the Corporation or its Subsidiary or such Bank has a change of control in which fifty-one percent (51%) or more of the stock of the Bank is acquired or such Bank sells substantially all of its assets, then immediately prior to any such transaction, the vesting schedule set forth above shall not be applicable and the holder of any Options granted hereunder shall be one hundred percent (100%) vested in such Options, subject to the other terms and conditions herein.

        6. Nontransferability. The Option is not transferable by the Participant, in whole or in part, to any person, except by Will or by any applicable law of descent and distributions. The Option shall not be exercisable, in whole or in part, during the lifetime of the Participant by any person other than the Participant.

        7. Construction. The Options is intended to qualify for treatment as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended, and any questions arising hereunder shall be resolved, where possible, consistent with such intention. This Agreement shall be construed in accordance with the laws of the State of Florida.

        8. No Contract of Employment. Neither this Agreement nor the Plan shall be construed to constitute and agreement or understanding, expressed or implied, on the part of the Corporation or the Bank, or Parent or any Subsidiary, to employ the Participant for any specified period and shall not confer upon any employee the right to continue in the employment of the Corporation, the Bank, any Parent or any Subsidiary nor affect any right which the Corporation, the Bank, a parent or Subsidiary may have to terminate the employment of such employee.

        9. Withholding. As a condition to the issuance of shares pursuant to any exercise of this Option, the Participant authorized the Corporation or the Bank to withholder in accordance with applicable law from any cash compensation payable to him any taxes required to be withheld by the Corporation or the Bank under federal, state or local law as a result of such exercise; provided, however, if at the time of such exercise no such compensation remains payable, the Participant agrees to remit the amount of any such required withholding, if any, to the Corporation or the Bank.

        10. Legal Restrictions. This Option may not be exercised if the issuance of shares pursuant to such exercise would constitute a violation of any applicable federal or state securities or other law or regulation. The person exercising the Option, as a condition to such exercise, shall represent to the Corporation that the shares acquired thereby are being acquired for investment and not with a present view to distribution or resale, unless counsel for the Corporation is then of the opinion that such representation is not required under the Securities Act of 1933, as amended, or any other applicable law, regulation or rule of any governmental agency.

        11. Binding Effect. This Agreement shall be binding upon and insure to the benefit of the Participant and his heirs, and shall be binding upon the Corporation and the Bank and their successors and assigns.

        12. Incorporation of Plan. This Agreement is made pursuant to and is subject to the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference herein.

        13. Amendment. This Agreement may be amended by the Corporation at any time (i) if the Corporation determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the date of this Agreement and by its terms applies to the Agreement; or (ii) other than in the circumstances described in clause (i), with the consent of the Participant.

        14. Governing Law. This Agreement shall be governed by Florida law, except to the extent preempted by federal law, which shall to that extent govern.

        IN WITNESS WHEREOF, by its authorized representative, and the Participant do hereby affix their signatures on the date first written above.




ATTEST:                                         AMERICAN BANCSHARES, INC.

--------------------------------                By:
                                                   ----------------------------
                                                Printed Name:
                                                             ------------------
                                                Title:
                                                      -------------------------



                                                AMERICAN BANK OF BRADENTON

                                                By:
                                                   ----------------------------
                                                Printed Name:
                                                             ------------------
                                                Title:
                                                      -------------------------



                                                EXECUTIVE:


                                                -------------------------------
                                                Printed Name:
                                                             ------------------